UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2018

ALTITUDE INTERNATIONAL, INC.

 (Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL  33301

(Address of Principal Executive Offices)

(954) 256-5120

(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

(801)303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2017, Altitude International, Inc. (“the Company”) entered into a Proposal for Services (the “Agreement”) with Tulane University through which the Company agreed to manufacture, install and commission an Altitude International Altitude Chamber (the “Chamber”) at the Tulane Basketball Strength and Conditioning Facility. The Company expects the installation of the Chamber to take approximately fifteen weeks. The Company notes that while the Agreement was signed by a representative from Tulane on August 8, 2018, the Company did not receive a copy of the contract until August 13, 2018, at which time it started preparing this Form 8-K.

CONFIDENTIAL PORTIONS OF THE AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST OF EVEN DATE HEREWITH, PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Item 9.01 Exhibits

10.1     Proposal for Services with Tulane University dated August 8, 2018*

*Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2018

ALTITUDE INTERNATIONAL, INC.

By: /s/ David Vincent Name: David Vincent Title: Chief Executive Officer